        NEWS RELEASE
FOR IMMEDIATE RELEASE
BROWN-FORMAN STOCKHOLDERS ELECT DIRECTORS
Board Approves Quarterly Cash Dividend

LOUISVILLE, KY – July 23, 2026 – Brown‑Forman Corporation (NYSE: BFA, BFB) stockholders convened today for their annual meeting, where they elected the slate of directors recommended by the Board of Directors, as submitted in the company’s 2026 Proxy Statement. The stockholders also approved the compensation of the company’s named executive officers on a non-binding advisory basis and ratified the selection of Ernst & Young LLP as Brown-Forman’s independent registered public accounting firm for fiscal 2027.
In a subsequent meeting, the Board of Directors approved a regular quarterly cash dividend of $0.2310 per share on its Class A and Class B Common Stock. The dividend is payable on October 1, 2026, to stockholders of record on September 3, 2026. Brown-Forman, a member of the S&P 500 Dividend Aristocrats, has paid regular quarterly cash dividends for 82 consecutive years and has increased the regular cash dividend for 42 consecutive years.
“Brown-Forman’s true strength has always been our ability to innovate for the future while honoring the legacy that built our company,” said Marshall B. Farrer, Chairman of the Board, Brown-Forman. “In a rapidly changing global market, we succeed by balancing near-term agility with long-term stewardship. Guided by our core values of integrity, respect, trust, teamwork, and excellence, we remain fully focused on creating sustainable, generational value for all shareholders and ensuring our founder's promise of 'Nothing Better in the Market' guides every chapter we write.”
President and CEO Lawson Whiting stated, “Brown-Forman’s enduring legacy is built on the strength of our world-class portfolio, our long-term performance mindset, and our timeless values. Above all, our longevity is a testament to our exceptional people worldwide, whose dedication and ingenuity bring our portfolio to life every single day.”

Commenting on his previously announced decision to retire upon the appointment of a successor, Whiting added, “We are entering this transition from a position of financial and operational strength, backed by a seasoned leadership team, an unmatched portfolio, and a global organization with immense depth and talent. As we look forward, our focus remains squarely on executing our near-term strategic priorities while maintaining the capital discipline required to drive consistent, long-term value for our shareholders.”
The succession process, led by the Corporate Governance and Nominating Committee of the Board and chaired by Tracy Skeans, will consider both internal and external candidates. To ensure business continuity, Whiting will remain available to serve in an advisory capacity for a period of time as needed following the appointment of a successor.

Brown-Forman:
Brown-Forman Corporation is a global leader in the spirits industry, responsibly building exceptional beverage alcohol brands for more than 155 years. Headquartered in Louisville, Kentucky, we are guided by our founding promise, “Nothing Better in the Market.” Our premium portfolio includes the Jack Daniel’s Family of Brands, Woodford Reserve, Old Forester, New Mix, el Jimador, Herradura, The Glendronach, Glenglassaugh, Benriach, Diplomático Rum, Gin Mare, Fords Gin, Chambord, and Slane. With approximately 4,900 employees worldwide, we proudly share our passion for fine-quality spirits in more than 170 countries. Learn more at brown-forman.com and stay connected with us on LinkedIn, Instagram, and X.
Contacts:

Elizabeth Conway, Director, External Communications
Elizabeth_Conway@b-f.com

Sue Perram, Vice President, Investor Relations
Sue_Perram@b-f.com
Important Information on Forward-Looking Statements:

This press release contains statements that are “forward-looking statements” as defined under U.S. federal securities laws. These forward-looking statements reflect management’s expectations or projections regarding future events and speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections.
For further information on factors that could cause our actual results to differ materially from our historical experience or from our current expectations or projections, please refer to our public filings, including the “Risk Factors” section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.
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